Exhibit 99.1

CLAYTON WILLIAMS ENERGY, INC.

FOR IMMEDIATE RELEASE
Tuesday, May 26, 2009

CLAYTON WILLIAMS ENERGY’S $250 MILLION
BORROWING BASE AFFIRMED BY BANK GROUP

Midland, Texas, May 26, 2009 – Clayton Williams Energy, Inc.  (NASDAQ–NMS:CWEI) today announced that its bank group has affirmed the borrowing base under its secured revolving credit facility at $250 million, its existing level since May 2008.

Concurrently with the reaffirmation of the borrowing base, the credit facility, which is provided by a syndicate of nine banks led by JPMorgan Chase Bank, N.A., was amended to, among other things, increase the usage-based pricing formulas in the credit facility.   The Eurodollar rate margin was increased to a range of 2.00% to 3.00% from a range of 1.50% to 2.25%.  The alternate base rate margin was increased to a range of 1.125% to 2.125% from a range of 0.25% to 1.00%.  The unused commitment fee rate was increased to a flat rate of 0.50% from a range of 0.375% to 0.50%.  In addition, the credit facility was amended to provide that the Company will not permit the ratio of total indebtedness outstanding to EBITDAX to exceed 3.5 to 1 for any period from the effective date of the amendment through the end of fiscal 2010, 3.25 to 1 for any period during fiscal 2011, or 3 to 1 for any period after fiscal 2011.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future oil and natural gas  production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                                                                           Mel G. Riggs
Director of Investor Relations                                              Chief Financial Officer
(432) 688-3419                                                                        (432) 688-3431
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com